SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

CytRx Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-15327	58-1642750

(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Blvd., Suite 650, Los Angeles, CA	90049

(Address of Principal Executive Offices)	(Zip Code)

(310) 826-5648

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure and Item 12. Results of Operations and Financial Condition.

CytRx Corporation reported that it filed a Form 12b-25 with the Securities and Exchange Commission on March 31, 2004 since it was unable to file its Annual Report on Form 10-K for the year ended December 31, 2003 by the March 30, 2004 deadline for this filing. Provided that CytRx complies with the requirements of Rule 12b-25 of the Commission (including filing the Form 10-K by no later than April 14, 2004), the filing of the Form 10-K will be treated as having been timely filed under the Commission’s rules.

As disclosed in its Current Report on Form 8-K, dated January 16, 2004, CytRx previously announced its plans to cease funding its existing investments in two genomics companies. CytRx disclosed at that time that it would be taking a write-off of its investments in the genomics companies in the quarter ended December 31, 2003. Those investments had a carrying value, as of September 30, 2003, of approximately $5.85 million and were accounted for as intangible assets. CytRx currently is reviewing the accounting treatment of the purchase and subsequent impairment of those investments with the assistance of its auditors. This accounting review has delayed the completion of CytRx’s financial statements for the fiscal year ended December 31, 2003 and the filing of the Form 10-K. The results of this review, however, will have no effect on CytRx ‘s cash or working capital position for any accounting period.

Although CytRx has not yet completed the preparation of its financial statements for the year ended December 31, 2003, it currently anticipates that its operating results to be reported for the fourth quarter of 2003 (before taking into account any write-off or similar charge for the genomics investments described above) will not substantially differ from CytRx’s operating results for the third quarter of 2003.

Item 7. Financial Statements and Exhibits.

     (c)  The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	CytRx Corporation’s Form 12b-25 for Annual Report on Form 10-K for the year ended December 31, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION (Registrant)

	By:	/s/ Steven A. Kriegsman

Date: March 31, 2004		Name: Steven A. Kriegsman Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	CytRx Corporation’s Form 12b-25 for Annual Report on Form 10-K for the year ended December 31, 2003.